UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 7, 2005
Date of Report (Date of earliest event reported)

Exact Name of Registrant as Specified in Its Charter; State of
Commission File	Incorporation; Address of Principal Executive Offices; and	IRS Employer
Number	Telephone Number	Identification Number
1-16169	EXELON CORPORATION	23-2990190
(a Pennsylvania corporation)
10 South Dearborn Street—37th Floor
P.O. Box 805379
Chicago, Illinois 60680-5379
(312) 394-7398

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations
Item 1.01 Entry into a Material Definitive Agreement.

Section 2 – Financial Information
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

In a report filed on November 16, 2004, Exelon Corporation (Exelon) announced a proposal to make contributions of approximately $2 billion in 2005 to Exelon’s defined benefit pension plans in order to eliminate the under-funded status of those plans. Exelon’s Board of Directors subsequently approved that proposal on December 7, 2004.

On March 7, 2005, Exelon entered into a $2 billion term loan agreement with Citicorp North America, Inc., the proceeds from which are intended to finance the pension funding announced in 2004. The agreement requires a commitment fee payable by Exelon on the last day of each calendar quarter and on the date on which the commitments to lend under the agreement are reduced to zero and carries interest at a variable rate determined, at Exelon’s option, by either the Base Rate or the Eurodollar Rate (as defined in the bridge loan agreement). Lending commitments under the agreement terminate on the earlier of September 16, 2005 or the date of the third draw down on the agreement and the loan amount outstanding is due in full on December 1, 2005. Exelon expects to repay the amount outstanding primarily with the proceeds from long-term debt financing that Exelon expects will be issued later this year.

Exelon expects to draw approximately $1.2 billion on the term loan agreement on March 10, 2005, and will immediately contribute that amount to Exelon’s defined benefit pension plans. Additional draws of $800 million are expected to be made later in 2005 to fund additional contributions to the pension plans.

The term loan agreement is attached to this report as Exhibit 99.

* * * * *

Except for the historical information contained herein, certain of the matters discussed in this Report are forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, that are subject to risks and uncertainties. The factors that could cause actual results to differ materially from the forward-looking statements made by Exelon include those factors discussed herein, as well as the items discussed in (a) Exelon’s 2004 Annual Report on Form 10-K—ITEM 7. Management’s Discussion and Analysis of Financial Condition and Results of Operation—Business Outlook and the Challenges in Managing Our Business for each of Exelon, Commonwealth Edison Company (ComEd), PECO Energy Company (PECO) and Exelon Generation Company, LLC (Generation), (b) Exelon’s 2004 Annual Report on Form 10-K—ITEM 8. Financial Statements and Supplementary Data: Exelon—Note 20, ComEd—Note 15, PECO—Note 14 and Generation—Note 16 and (c) other factors discussed in filings with the United States Securities and Exchange Commission (SEC) by Exelon. Readers are cautioned not to place undue reliance on these forward-looking statements, which apply only as of the date of this Report. Exelon undertakes no obligation to publicly release any revision to its forward-looking statements to reflect events or circumstances after the date of this Report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXELON CORPORATION
/s/ J. Barry Mitchell
J. Barry Mitchell
Senior Vice President, Chief Financial Officer and Treasurer Exelon Corporation

March 8, 2005